SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 21, 2018 (June 18, 2018)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1550 Market St. #350

Denver, CO 80202

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On June 18, 2018, Red Lion Hotels Corporation (“RLH Corporation”) received the resignation of Mr. Enrico Marini Fichera from our Board of Directors. Mr. Marini Fichera was appointed as a director pursuant to the terms of an Investor Agreement dated June 15, 2015 (the “Investor Agreement”) with HNA RLH Investments LLC (the “Shareholder”) and its affiliate, HNA Investment Management LLC (“Manager”), in connection with the Shareholder’s purchase on that date of 2,987,343 shares of RLH Corporation common stock. As previously announced, on June 12, 2018 the Manager sold the Shareholder’s entire holding of RLH Corporation common stock to Coliseum Capital Partners, L.P., a Delaware limited partnership and Blackwell Partners, LLC—Series A, a Delaware limited liability company. In connection with this sale, and pursuant to the terms of the Investor Agreement, Mr. Marini Fichera submitted his resignation. There were no disagreements between RLH Corporation and Mr. Marini Fichera with respect to his resignation. RLH Corporation wishes to thank Mr. Marini Fichera for his service.

(c) On June 18, 2018, RLH Corporation announced the promotion of Paul Sacco to Executive Vice President, President of Global Development. Mr. Sacco joined RLH Corporation in September 2017 as its Chief Development Officer. Prior to joining RLH Corporation, he served as President and Chief Development Officer at TPG Hotels and Resorts from 2013-2017, and also held senior development roles at Pyramid Hotel Group and Starwood Hotels & Resorts Worldwide.

There are no arrangements or understandings between Mr. Sacco and any other persons pursuant to which he was selected as an officer and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Sacco is employed by RLH Corporation on an at-will basis. In his new role of Executive Vice President, President of Global Development, Mr. Sacco is entitled to an annual base salary of $375,000, and is eligible to participate in our executive officer bonus plan, with an initial target bonus for 2018 equal to 50% of his base salary, prorated for the portion of the year he is employed as Executive Vice President, President of Global Development, and a target bonus for 2019 equal to 80% of his base salary. Mr. Sacco is also eligible to receive in 2019 an annual grant of equity under our 2015 Stock Incentive Plan in the discretion of our Compensation Committee. Such equity grant would be equal in value to 80% of Mr. Sacco’s annual base salary, a portion of which would be in the form of restricted stock units (RSUs) that will vest annually in equal tranches of 25% on each of the four anniversaries of the grant date, and the balance of which would be issued in the form of performance stock units (“PSUs”) that will vest in accordance with performance metrics to be determined by the Compensation Committee in its sole discretion and consistent with the terms and conditions of PSUs issued to the Company’s other executive officers. In addition, upon his promotion Mr. Sacco received a one-time grant of 88,000 RSUs which vest on the four anniversary of issuance. Any such vested RSUs shall be settled exclusively in the common stock of the Company. The existing commission plan in which Mr. Sacco participates will remain in effect through December 31, 2018, and is capped at a commission payment of $150,000.

A copy of the June 18, 2018 press release announcing the promotion of Mr. Sacco is included as Exhibit 99.1 to this report. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Exchange Act.

(e) On June 18, 2018, the Compensation Committee of our Board of Directors approved the 2018 RLHC Executive Officers Bonus Plan (the “Plan”). The Plan provides for potential bonuses for our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and our Executive Vice Presidents. The target and maximum bonuses under the Plan (“Target Bonuses”) are as follows:

Eligible Employees	Minimum Bonus	Threshold Bonus	Target Bonus	Maximum Bonus
Executive Vice President	0% of Base Salary	25% of Base Salary	50% of Base Salary	80% of Base Salary
EVP, Chief Operating Officer	0% of Base Salary	30% of Base Salary	60% of Base Salary	96% of Base Salary
EVP, Chief Financial Officer	0% of Base Salary	35% of Base Salary	70% of Base Salary	112% of Base Salary
Chief Executive Officer	0% of Base Salary	50% of Base Salary	100% of Base Salary	160% of Base Salary

Bonuses under the Plan will be based on the following three performance goals:

(1) A company goal based on target Adjusted EBITDA for 2018 (“Target Adjusted EBITDA”);

(2) A company goal based on sales of company-owned hotels (“Hotel Sales”)

(3) One or more department or individual goals based on applicable division or department performance such as gross operating profit; revenues from group business; RevPar growth; increase in RevPar index; improvement in customer service competitive quality index; associate engagement; and addition of franchised and managed hotels to RLHC’s system of hotels and other goals that advance department or company strategic goals and/or personal development.

The department and individual goals are established by the CEO and Compensation Committee.

To determine bonuses under the Plan, the EBITDA goal will be weighted 50%, the Hotel Sales goal 30% and the department/individual goals 20%. No bonus will be payable under the Plan unless the ratio (“EBITDA Goal Achievement”) of (i) our actual adjusted EBITDA for 2018, to (ii) Targeted Adjusted EBITDA exceeds 90%, unless by discretion of the Compensation Committee.

An executive must be employed by us at the time of payment in order to receive a payout. All payments under the Plan are subject to previous approval by the Compensation Committee. Bonuses payable under the Plan are subject to the Company’s clawback policy. Bonuses otherwise payable under the Plan may be deferred, partially paid or withheld in their entirety if the Compensation Committee determines that to be in the best interests of our company.

A copy of the Plan is included as Exhibit 10.1 to this report. The foregoing is a summary of the Plan. In the event of any difference between this summary and the actual terms of the Plan, the terms of the Plan will control.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	2018 RLHC Executive Officers Bonus Plan

99.1	Press Release dated June 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Date: June 21, 2018	By:	/s/ Douglas L. Ludwig
Douglas L. Ludwig
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)